Exhibit 99.1

Company Contact: Monterey Gourmet Foods
Eric Eddings, Chief Executive Officer
erice@montereygourmetfoods.com

Scott Wheeler, Chief Financial Officer
scottw@montereygourmetfoods.com
(206) 622-1016

Investor Relations Contact: Lippert / Heilshorn & Associates
Amy Gibbons/Jody Burfening
agibbons@lhai.com
(212) 838-3777

Monterey Gourmet Foods to Close Eugene, Oregon Plant
-Company Will Consolidate Operations into its State-of-the-Art Kent, Washington Facility-

SALINAS, CA (August 14, 2009) – Monterey Gourmet Foods (NASDAQ: PSTA), a manufacturer and marketer of fresh gourmet refrigerated food products, announced that it will close its Eugene, Oregon facility, and move the manufacturing of its Emerald Valley Kitchen products to Kent, Washington. The Eugene plant will close on September 4, 2009.

“This was a very difficult decision because it affects the lives of our people, their families and the community,” said Eric C. Eddings, CEO of Monterey Gourmet Foods. “We want to thank our employees at the facility for their hard work, dedication, loyalty and many years of service.”

In making this decision, the company assessed all of its production facilities and determined that relocating the Eugene plant production to the state-of-the-art Kent facility would optimize overall asset utilization and provide customers with more innovative and flexible production runs they require in response to changing consumer preferences.

The Eugene, Oregon closing will affect approximately 25 people, who have been given advance notice. Management and human resource personnel have been meeting with Eugene staff to discuss other potential employment opportunities within the company, severance, health, welfare, dental benefits, and other information pertinent to the employees. The company is also working cooperatively with the state and local governments to provide information about unemployment benefits and other job opportunities.

Emerald Valley Kitchen, which was acquired by Monterey Gourmet Foods in 2003, has contributed a minimum of 5% of Emerald Valley Kitchen profits to ecological and humanitarian projects in the greater Eugene/Portland area since 1984. In addition, the Company plans to continue to support the local Eugene community and its charitable organizations through this contribution.

About Monterey Gourmet Foods (NASDAQ: PSTA)
Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated manufacturing facilities in Salinas (Monterey County), CA; and Kent, WA. Monterey Gourmet Foods has national distribution of its products, which are sold under the brands Monterey Pasta Company, CIBO Naturals, Emerald Valley Kitchen and Sonoma Cheese in more than 11,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

Safe Harbor Statement
This press release contains forward-looking statements concerning unannounced results of operations and projections for future periods including without limitation such phrases and terms as would optimize overall asset utilization and provide more innovation and flexible production runs. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods’ actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the company’s brands, plants and sales force, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the company’s ability to achieve improved production efficiencies, (v) the timely and cost-effective introduction of new products in the coming months, (vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management, (viii) the risks inherent in food production, (ix) intense competition in the market in which the company competes and (x) Monterey Gourmet Foods’ ability to source competitively priced raw materials to achieve historical operating margins. In addition, the company’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the company competes. The company has provided additional information regarding risks associated with the business in the company’s Annual Report on Form 10-K for fiscal 2008 as well as other filings with the SEC. These statements are based on information as of August 4, 2009 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.